Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Thomas Banks Chief Executive Officer (949) 609-1966

Fuel Corporation of America Changes to New Company Name and Trading Symbol

MISSION VIEJO, CALIFORNIA - September 20, 2005 - Fuel Corporation of America (OTCBB: FCPC.OB) announced today its new company name and trading symbol. The recent merger between Fuel Corporation of America and its wholly owned subsidiary, flexSCAN, Inc. has resulted in a new company name, flexSCAN, Inc., and a new trading symbol, FXSC.OB.

flexSCAN is a healthcare information and services organization focusing on providing high technology medical imaging disease screening services via its proprietary wellness oriented corporate benefits program (“mywellness360”) combined with online medical records, diet, fitness and multi-media medical radiology interpretations available at www.mywellness360.com.

Unlike the brick and mortar business philosophy underlying many of today’s imaging centers; flexSCAN’s goal is to increase the availability of leading-edge radiological diagnostic technology resulting in earlier detection of heart disease, lung cancer, colon cancer and much more. More importantly, flexSCAN provides greater access, increased affordability and improvement of the human condition, while not incurring the economic burden of operating physical facilities.

Legal notice to investors: Certain matters discussed in this news release are “forward-looking statements.” These forward-looking statements, which apply only on the date of this release, generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “believes,” “continues” or words of similar import. Similarly, statements that describe flexSCAN’s future plans, objectives or goals are also forward-looking statements, which generally involve known and unknown risks, uncertainties and other facts that may cause the actual results, performance or achievements of flexSCAN to be materially different from those expressed or implied by such forward-looking statements. Such factors may include the following: uncertainties associated with product development, the risk that flexSCAN will not obtain approval to market its products, the risk that flexSCAN’s products will not gain market acceptance, the risks associated with dependence upon key personnel and the need for additional financing.